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                                                                   Exhibit 10.31


                                 FIRST AMENDMENT

                                     TO THE

                         KEYCORP AUTOMATIC DEFERRAL PLAN

         WHEREAS, KeyCorp has established the KeyCorp Automatic Deferral Plan ("Plan") for the purpose of providing a tax favorable savings vehicle for those key employees of KeyCorp, and

         WHEREAS, KeyCorp has reserved the right to amend the Plan as it deems necessary or desirable, and

         WHEREAS, KeyCorp deems it desirable to amend the Plan to clarify certain terms and conditions of the Plan.

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Section 2.1(e) of the Plan is amended to delete it in its entirety and to substitute therefore the following:

              ""COMMON STOCK ACCOUNT" shall mean the investment account established under the Plan for bookkeeping purposes in which the Participant shall have his or her Participant Deferrals and Corporate Contributions credited. Participant Deferrals and Corporate Contributions shall be credited based on a bookkeeping allocation of KeyCorp Common Shares (both whole and fractional rounded to the nearest one-hundredth of a share) ("Common Shares") which shall be equal to the amount of Participant Deferrals and Corporate Contributions deferred. The Common Stock Account shall also reflect on a bookkeeping basis all dividends, gains, and losses attributable to such Common Shares. All Participant Deferrals and all Corporate Contributions credited to the Common Stock Account shall be based on a ten-day average of the New York Stock Exchange's closing price for such Common Shares immediately preceding, up to and including the date such Participant Deferrals and Corporate Contributions are credited to the Participant's Plan Account."

         2. The Amendment set forth in paragraph 1 hereof shall be effective as of November 1, 2000.

         3. Except as specifically amended, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, KeyCorp has caused this First Amendment to the Plan to be executed by its duly authorized officer as of October 30, 2000.

                                               KEYCORP

                                               By:______________________________

                                               Title:___________________________